- Consent of Independent Registered Public Accounting Firm -

The Board of Directors and Stockholders
Teche Holding Company

We consent to the incorporation by reference in the registration statements No. 333-87354, 333-55913, 333-95583, 333-125218 and 333-175315 on Form S-8 of Teche Holding Company of our report dated December 21, 2011 with respect to the consolidated financial statements of Teche Holding Company and Subsidiary, included in the 2011 Teche Holding Company annual report and incorporated by reference in the 2011 Form 10-K of Teche Holding Company.

/s/ Dixon Hughes Goodman LLP

Atlanta, Georgia
December 21, 2011